UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported):  June 15, 2005

Franklin Lake Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-21812	52-2352724
State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

172 Starlite Street, So. San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 588-0425

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On June 15, 2005, the Registrant announced via press release that it received further results of testing of the material from the Franklin Lake playa. Father Gregory Ofiesh, president and CEO of Franklin Lake, said that the Phase 1 testing was done by Arrakis, Inc., an independent laboratory and consulting firm in Englewood, CO.

A concentration process has been developed that will reduce substantially the amount of material that has to be passed through the actual extraction process

Given the positive results of the Phase 1 concentration analysis, both Franklin Lake and MR3 Systems, Inc. (OTCBB: MRMR) are confident that their extraction partnership will yield profitability.  Dr. William Tao, CEO of MR3, has committed to move ahead with the optimization of engineering design for the leaching and extraction portions of the metals recovery flowsheet.  The MR3 Franklin Lake partnership has instructed Arrakis to proceed with Phase 2 in order to simulate the pilot plant at bench scale.  This will enable us to complete the pilot plant design and equipment requirements for plant production.  This Phase 2 study is scheduled to be completed before August 8, 2005.

Annual Meeting

Additionally, the Registrant announced that it's annual meeting of stockholders will be held on August 8, 2005, at 11:00am Pacific Standard Time, in Las Vegas, Nevada, at the MGM Grand Hotel.

The press release announcing the events above is filed herewith as exhibit 99.

Item 9.01

Exhibits

Exhibit No. 99.1 - Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 27, 2005

By:	/s/ Fr. Gregory Ofiesh
President, Chief Executive Officer